SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 5, 2003

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

425 Encinal Street, Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On June 5, 2003, Tarantella, Inc., a California corporation (“Tarantella” or the “Registrant”), completed the acquisition of New Moon Systems Inc., a privately-held California corporation (“New Moon Systems” or “New Moon”), in a merger of a wholly owned subsidiary of Tarantella (“Merger Sub”) with and into New Moon Systems, pursuant to an Agreement and Plan of Reorganization (the “Agreement”), dated May 29, 2003, by and among Tarantella, Merger Sub and New Moon Systems. Pursuant to the Agreement, Tarantella issued a total of 1,592,000 newly issued shares of Tarantella common stock (calculated after giving effect to Tarantella’s 1-for-5 reverse stock split effected on June 6, 2003) in exchange for all of the outstanding shares of New Moon Systems and to satisfy New Moon System’s obligations to the employees of New Moon Systems. As part of the acquisition, the New Moon Systems shareholders shall also receive a minimum cash earnout of approximately $1.8 million over the period from January 1, 2004 to December 31, 2006 based on a royalty of 30% of New Moon Systems’ product revenues, net of direct costs. After the shareholders have been paid the minimum earnout, they are entitled to an additional royalty of 15% of the subsequent New Moon System’s product revenues, net of direct costs, during this period.

The above description of the acquisition is a summary only. A copy of the Agreement and the press release dated June 6, 2003 were filed on Form 8-K on June 9, 2003 as Exhibits 2.1 and 99.1, respectively, and described the terms of the New Moon Systems acquisition. The 8-K filed on June 9, 2003 is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

•	Financial Statements of New Moon Systems Inc. as of and for the years ended December 31, 2002 and 2001

•	Report of PricewaterhouseCoopers LLP, Independent Accountants

•	Balance Sheets as of December 31, 2002 and 2001

•	Statement of Operations and Comprehensive Loss for the years ended December 31, 2002 and 2001

•	Statements of Redeemable Convertible Preferred Stock and Shareholders’ Deficit for the years ended December 31, 2002 and 2001

•	Statements of Cash Flows for the years ended December 31, 2002 and 2001

•	Notes to Financial Statements

•	New Moon Systems Inc. Unaudited Condensed Financial Statements as of and for the three months ended March 31, 2003 and 2002.

•	Unaudited Condensed Balance Sheets as of March 31, 2003 and 2002

•	Unaudited Condensed Statements of Operations and Comprehensive Loss for the three months ended March 31, 2003 and 2002

•	Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2003 and 2002

•	Notes to Unaudited Condensed Financial Statements

(b) Pro forma financial information.

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2002

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended June 30, 2003

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Reorganization by and among Tarantella, Inc., Tarantella Acquisition Corporation and New Moon Systems, Inc. dated May 29, 2003. (1)

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

(1)	Incorporated by reference to the Form 8-K filed on June 9, 2003.

Report of Independent Accountants

To the Board of Directors and Shareholders

of New Moon Systems Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive loss, of redeemable convertible preferred stock and shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of New Moon Systems Inc. (the “Company”) at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and generated negative cash flows from operations since inception and has an accumulated deficit through December 31, 2002 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

April 25, 2003

New Moon Systems Inc.

Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$3,581	$5,861
Short-term investments	2,924	9,315
Accounts receivable, net of allowance for doubtful accounts of $3 and zero at December 31, 2002 and 2001	264	71
Prepaid expenses and other current assets	140	246

Total current assets	6,909	15,493

Property and equipment, net	337	882
Other assets	25	175

Total assets	$7,271	$16,550

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$289	$122
Accrued liabilities	423	407
Deferred revenue	141	61
Capital lease obligations, current portion	294	349

Total current liabilities	1,147	939
Capital lease obligations, net of current portion	107	344

	1,254	1,283

Commitments (Note 4)
Redeemable Convertible Preferred Stock, $0.0001 par value; 24,285 shares authorized at December 31, 2002 and 2001; 22,273 shares issued and outstanding at December 31, 2002 and 2001 (aggregate liquidation value of $62,771 at December 31, 2002 and 2001)	56,641	56,641

Shareholders’ deficit:
Common Stock, $0.0001 par value; 55,000 shares authorized; 10,154 and 10,138 shares issued and outstanding at December 31, 2002 and 2001	1	1
Additional paid-in capital	6,776	6,774
Accumulated deficit	(57,401)	(48,159)
Accumulated other comprehensive income	—	10

Total shareholders’ deficit	(50,624)	(41,374)

Total liabilities, redeemable convertible preferred stock and shareholders’ deficit	$7,271	$16,550

The accompanying notes are an integral part of these financial statements.

New Moon Systems Inc.

Statements of Operations and Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2002	2001
Revenues:
License fees	$273	$116
Maintenance and services	127	61

Total revenues	400	177

Cost of revenues:
License fees	35	1
Maintenance and services	28	10

Total cost of revenues	63	11

Gross profit	337	166

Operating expenses:
Research and development	4,439	7,285
Sales and marketing	3,553	3,235
General and administrative	1,739	2,648
Restructuring charge	—	429

Total operating expenses	9,731	13,597

Loss from operations	(9,394)	(13,431)
Interest income and other income (expense), net	230	998
Interest expense	(78)	(109)

Net loss	(9,242)	(12,542)

Other comprehensive (loss) income:
Unrealized (loss) gain on short-term investments	(10)	16

Comprehensive loss	$(9,252)	$(12,526)

The accompanying notes are an integral part of these financial statements.

New Moon Systems Inc.

Statements of Redeemable Convertible Preferred Stock and Shareholders’ Deficit

(in thousands, except per share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2000	22,270	$56,641	10,115	$1	$6,764	$(35,617)	$(6)	$(28,858)

Issuance of Series C redeemable convertible preferred stock in September 2001 at $7.50 per share	3	—	—	—	—	—	—	—
Exercise of common stock options	—	—	23	—	10	—	—	10
Unrealized gain on short-term investments	—	—	—	—	—	—	16	16
Net loss	—	—	—	—	—	(12,542)	—	(12,542)

Balance at December 31, 2001	22,273	56,641	10,138	1	6,774	(48,159)	10	(41,374)

Exercise of common stock options	—	—	16	—	2	—	—	2
Unrealized loss on short-term investments	—	—	—	—	—	—	(10)	(10)
Net loss	—	—	—	—	—	(9,242)	—	(9,242)

Balance at December 31, 2002	22,273	$56,641	10,154	$1	$6,776	$(57,401)	$—	$(50,624)

The accompanying notes are an integral part of these financial statements.

New Moon Systems Inc.

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2002	2001
Cash flows from operating activities:
Net loss	$(9,242)	$(12,542)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on disposal and write-off of property and equipment	(6)	21
Depreciation and amortization	697	628
Changes in current assets and liabilities:
Accounts receivable	(193)	(62)
Prepaid expenses and other current assets	159	300
Other assets	97	42
Accounts payable	167	(340)
Accrued liabilities	16	(147)
Deferred revenue	80	(95)

Net cash used in operating activities	(8,225)	(12,195)

Cash flows from investing activities:
Net proceeds from sale of short term investments	6,381	9,377
Proceeds from disposal of property and equipment	6	—
Purchase of property and equipment	(70)	(204)

Net cash provided by investing activities	6,317	9,173

Cash flows from financing activities:
Proceeds from exercise of common stock options	2	10
Proceeds from equipment lease line	—	717
Principal payments on equipment lease line and capital lease obligations	(374)	(333)

Net cash (used in) provided by financing activities	(372)	394

Net decrease in cash and cash equivalents	(2,280)	(2,628)
Cash and cash equivalents at beginning of period	5,861	8,489

Cash and cash equivalents at end of period	$3,581	$5,861

Supplemental cash flow information:
Cash paid for interest	$68	$3

Supplemental noncash investing and financing activities:
Property and equipment acquired under capital lease obligations	$82	$—

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

1.	The Company and Summary of Significant Accounting Policies

The Company

New Moon Systems Inc. (the “Company”) was incorporated in California on January 26, 1995. The Company is engaged in developing a software that enables multiple local desktop personal computers to run remote, server-based software without incurring the attendant costs and maintenance applications resulting from a software that resides locally.

Prior to year 2002, the Company had been in development stage engaged primarily in raising capital and performing research and development, product development and marketing activities.

Liquidity and capital resources

The Company has completed several rounds of private debt and equity financing with its last round totaling approximately $34 million in July 2000. However, the Company has incurred substantial losses and negative cash flows from operations since inception. For the year ended December 31, 2002, the Company incurred a loss from operations of approximately $9.2 million and negative cash flows from operations of approximately $8.2 million. As of December 31, 2002, the Company had an accumulated deficit of approximately $57.4 million. Management’s plans with regard to these matters include improving operating results by expanding product offerings and controlling operating costs, as well as seeking additional financing, which may include the issuance and sale of equity securities. Failure to generate sufficient revenues, reduce certain discretionary spending or to raise sufficient funds may require the Company to modify, delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company’s business operating results, financial conditions and ability to achieve its intended business objectives. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock split

The Company’s Board of Directors authorized a 2-for-1 reverse stock split of the Company’s common stock and redeemable convertible preferred stock in May 2000. All common stock and redeemable convertible preferred stock information has been retroactively adjusted to reflect this stock split.

Cash and cash equivalents and short-term investments

The Company considers all highly liquid investments purchased with an original or remaining maturity at date of purchase of three months or less to be cash equivalents and investments maturing in 3 to 12 months to be short-term investments.

Short-term investments are comprised of corporate bonds and commercial paper. The Company classifies short-term investments as available for sale and are reported at fair value with unrealized gains and losses recorded as a separate component of other comprehensive income in shareholder’s deficit.

Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Company places its temporary cash and short-term investments in corporate bonds, commercial paper and money market funds with high credit quality financial institutions.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company performs an analysis of allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable. The Company maintains an allowance for uncollectible amounts based upon the expected collectibility of accounts receivable. To date, the Company has not experienced any material losses from uncollectible accounts receivable.

For the years ended December 31, 2002 and 2001, one customer accounted for 46% and 88% of total revenues, respectively. As of December 31, 2002, two customers accounted for 18% and 61% of the total accounts receivable balance, respectively. As of December 31, 2001, one customer accounted for 73% of the total accounts receivable balance.

Research and development costs

Research and development costs are charged to operations as incurred.

Website development costs

Website development costs are charged to operations until certain capitalization criteria are met. For the year ended December 31, 2002 and 2001, website development costs of $67,000 and $56,000 were capitalized, respectively. Website development costs are included in property and equipment and are being amortized over an 18-month period.

Capitalized software development costs

Software development costs are capitalized beginning when a product’s technological feasibility has been established, and ending when a product is available for general release to customers. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model which typically occurs when the beta testing commences and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

Property and equipment

Property and equipment including equipment under capital leases, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or the lease term of the respective assets as follows:

Computer equipment	3 years
Computer software and capitalized website development costs	1 1/2 to 3 years
Furniture and fixtures	3 years
Leasehold improvements	Shorter of lease terms or useful lives of assets

Impairment of long-lived assets

On January 1, 2002, the Company adopted Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” (“SFAS No. 144”). SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS 144 establishes a uniform accounting model for long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to estimate undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. To date, there have been no significant events requiring the Company an evaluation of its long-lived assets for impairment.

Advertising costs

Advertising costs are expensed as incurred. Advertising costs totaled approximately $40,000 and $10,000 for the years ended December 31, 2002 and 2001, respectively.

Fair value of financial instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short maturities or market interest rates, if applicable, of such instruments. Based borrowing rates currently available to the Company for loans with similar terms, the carrying value of borrowings obligations approximates fair value.

Income taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to affect taxable income. Valuation allowances are established when, in management’s estimate, there is uncertainty about the recovery of deferred tax assets.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period, resulting from transactions and other events and circumstances from non-owner sources and recorded directly to the shareholder’ deficit. To date, the difference between the net loss and comprehensive income (loss) has been due to unrealized gains (losses) on available-for-sale securities.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees,” (“APB No. 25”), and related interpretations. The Company provides the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS No. 123”), and related interpretations. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s common stock and the exercise price.

No stock-based employee compensation cost is reflected in the net loss for all periods since inception of the Company, as all options granted under the Company’s Stock Option Plan had an exercise price equal to the deemed fair value of the common stock, as determined by the Board of Directors, on the date of grant. The pro forma disclosures of the difference between compensation cost included in the net loss and the related cost measured by the fair value method as required by SFAS 123, as amended by SFAS 148, are presented as follows (in thousands):

	Year Ended December 31,
	2002	2001
Net loss—as reported	$(9,242)	$(12,542)
Stock-based compensation expense	(41)	(314)

Net loss—pro forma	$(9,283)	$(12,856)

The weighted average fair value of common stock options granted during the year ended December 31, 2002 and 2001 was approximately $0.01 and $0.04, respectively.

For purposes of pro forma disclosures, the estimated fair value of the options granted under the Stock Option Plan is amortized to expense over the vesting period of the respective options, generally four years.

The Company calculated the fair value of each option grant on the date of grant using the minimum value method using the following assumptions:

	Year Ended December 31,
	2002	2001
Expected life option	4 years	4 years
Risk-free interest rate	2.01% – 4.26%	1.12% – 5.04%
Dividends	0%	0%

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, Emerging Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”) and the Financial Accounting Standards Board Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans” (“FIN 28”). Accordingly, as these instruments vest, the Company will be required to remeasure the fair value of the equity instruments at each reporting period prior to vesting and then finally at the vesting date of the equity instruments.

Revenue recognition

The Company derives revenues from fees for licenses, maintenance and services. The Company recognizes revenues in accordance with the provisions of American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended. The Company also follows the provisions of the Securities Exchange Commission’s Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue Recognition in Financial Statements.”

Under SOP 97-2 as supplemented and SAB 101, the Company recognizes revenue when all of the following conditions are met:

•	persuasive evidence of an agreement exists;

•	the delivery of the product has occurred;

•	the fee is fixed or determinable; and

•	the Company believes that collection of these fees is reasonably assured.

Generally, the Company has vendor specific objective evidence of fair value for the maintenance element of software arrangements based on the renewal rates for maintenance in future years as specified in the contracts. In those cases where first year maintenance revenue is included in the license fee, the Company defers the fair value of the first year maintenance revenue at the outset of the arrangement and recognizes it ratably over the period during which the maintenance is to be provided, which normally commences on the date of the software is delivered.

Historically, the Company did not have vendor specific objective evidence of fair value for services specified in certain software arrangements, as the services were never sold separately. Accordingly, the remaining software revenue allocated to such software licenses and services was recognized ratably on a straight-line basis over the period during which the services were provided.

Recent accounting pronouncements

In November 2001, the FASB Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products, which is a codification of EITF 00-14, 00-22 and 00-25. This issue presumes that consideration from a vendor to a customer or reseller of the vendor’s products to be a reduction of the selling prices of the vendor’s products and, therefore, should be characterized as a reduction of revenue when recognized in the vendors income statement and could lead to negative revenue under certain circumstances. Revenue reduction is required unless consideration relates to a separate identifiable benefit and the benefits fair value can be established. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of EITF 01-9 resulted in a reclassification of marketing development expenses from operating expenses to revenue of approximately $56,000 and zero for the years ended December 31, 2002 and 2001, respectively.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under Emerging Issues Task Force (“EITF”) No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that involuntarily terminated employees receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS No. 146 prospectively changes the timing of when restructuring charges are recorded from the commitment date to the date that the liability is incurred. The Company believes that the adoption of this standard will have no material effect on its financial condition, results of operations or cash flows.

In November 2002, the FASB issued FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted the disclosure requirements of FIN 45, contained in Note 4, and is currently evaluating the effects of the liability measurement provisions of FIN 45 on its financial statements.

2.	Balance Sheet Components

	December 31,
	2002	2001
	(in thousands)
Property and equipment, net:
Computer equipment	$1,704	$1,619
Computer software and capitalized website development costs	455	388
Furniture and fixtures	322	358
Leasehold improvements	113	113

	2,594	2,478
Less: Accumulated depreciation and amortization	(2,257)	(1,596)

	$337	$882

Property and equipment includes approximately $942,000 and $1,126,000 of computer equipment and internal-use software under capital leases at December 31, 2002 and 2001, respectively. Accumulated amortization of assets under capital leases totaled approximately $891,000 and $510,000 at December 31, 2002 and 2001, respectively.

	December 31,
	2002	2001
	(in thousands)
Accrued liabilities:
Payroll and related expenses	$238	$201
Other	185	206

	$423	$407

3.	Income Taxes

No provisions for federal and state income taxes has been recorded as the Company has incurred net operating losses since inception. The components of the Company’s deferred tax assets are as follows:

	December 31,
	2002	2001
	(in thousands)
Deferred tax assets:
Depreciation and amortization	$522	$50
Reserves and accruals	139	102
Research and development credits	2,262	1,520
Net operating loss carryforwards	22,580	18,511
Deferred revenue and other	49	53

Gross deferred tax assets	25,552	20,236
Valuation allowance	(25,552)	(20,236)

Net deferred tax assets	$—	$—

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2002.

As of December 31, 2002, the Company had approximately $56.5 million and $49.2 million of federal and state net operating loss carryforwards available to offset future taxable income, respectively. If not utilized, these net operating losses will expire commencing in 2010 and 2003 for federal and state purposes.

The Company also has research and development tax credit carryforwards of approximately $1.2 million and $1.0 million for federal and state income tax purposes, respectively. If not utilized, the federal carryforwards will expire in various amounts beginning in 2010. The state tax credits can be carried forward indefinitely.

Under the Internal Revenue Code Section 382 the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more then 50% as defined, over a three year period.

4.	Commitments

Operating leases

The Company leases office space and equipment under noncancelable operating leases with various expiration dates through February 2004. Rent expense for the year ended December 31, 2002 and 2001 was $939,000 and $979,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

In May 2001, the Company also entered into a lease agreement for web hosting space and bandwidth under a noncancelable operating lease with an expiration date of April 30, 2006. Rent expense under this lease agreement was approximately $20,000 per month. In February 2002, the Company terminated this agreement. Due to the early termination, the Company settled the remainder of its obligations for a cash payment of approximately $371,000. No further commitments related to this agreement remain for the Company.

Future minimum lease payments under noncancelable operating leases at December 31, 2002 are as follows (in thousands):

Year Ending December 31,	Operating Leases
2003	$211
2004	56

Total minimum lease payments	$267

Indemnification

The Company provides general indemnification provisions in certain license agreements. In these agreements, the Company generally states that it will defend and pay damages for, at its own expense, any claim from a third party asserting a patent, copyright or trade secret violation. To date, the Company has not incurred any costs related to indemnifications.

5.	Capital Leases

In February 2001, the Company entered into a $2.5 million equipment lease line of which $717,000 was drawn down during the year ended December 31, 2001. At December 31, 2002 and 2001, the Company had outstanding borrowings under this credit facility of approximately $329,000 and $539,000, respectively.

The outstanding borrowings under capital lease agreements entered into in prior years was approximately $72,000 and $154,000 as of December 31, 2002 and 2001, respectively.

Future minimum lease payments under the equipment lease line and capital lease agreements are as follows (in thousands):

Year Ending December 31,	Capital Equipment Leases
2003	$327
2004	110

Total minimum lease payments	437
Less: Amount representing interest	(36)

Present value of capital lease obligations	401
Less: Current portion	(294)

Long-term portion of lease obligations	$107

6.	Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock at December 31, 2002 consists of the following (in thousands):

	Shares		Liquidation Amount	Proceeds Net of Issuance Costs
	Authorized	Outstanding
Series A	285	285	$190	$190
Series B	2,000	1,609	4,023	3,983
Series C	4,000	3,237	24,274	18,259
Series D	18,000	17,142	34,284	34,209

	24,285	22,273	$62,771	$56,641

The rights, privileges and restrictions of Series A, B, C and D redeemable convertible preferred stock (“Preferred Stock”) are set forth in the Company’s Amended and Restated Articles of Incorporation, as amended, and are summarized as follows:

Voting

Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, except for the election of Board members for which the holders of Series D preferred stock vote as a separate class than the holders of Series A, B and C.

Dividends

Holders of Series A, B, C and D Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.10, $0.20, $0.75 and $0.32 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B and C Preferred Stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends shall be paid to common stock holders until dividends in the amount of $0.05, $0.10, $0.375 and $0.16 per share have been declared to the holders of Series A, B, C and D Preferred Stock. No dividends on Preferred Stock or common stock have been declared by the Board from inception through December 31, 2002.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company either voluntary or involuntary, including a merger, sale or disposition of all or substantially all of the assets, or sale of voting control, the holders of Series D Preferred Stock are entitled to receive an amount of $2.00 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Series A, B and C Preferred Stock and holders of common stock. After the distribution to the holders of Series D Preferred Stock, the holders of Series A, B and C Preferred Stock are entitled to receive an amount of $0.67, $2.50 and $7.50 per share, respectively, plus any declared but unpaid dividends. The remaining assets, if any, shall be distributed among the holders of common stock and Preferred Stock on a pro rata basis based on the number of shares held. The holders of the Preferred Stock will stop participating once they have received an amount equal to one-and-one-half times their initial purchase price.

Redemption

Outside certain preferences granted upon liquidation, the holders of the Series A, B, C and D Preferred Stock have no redemption rights.

Conversion

Each share of Series A, B, C and D Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A, B, C and D Preferred Stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (i) the closing of a public offering of common stock at a per share price of at least $5.00 per share with gross proceeds of at least $30,000,000 or (ii) the decision of the holders of a majority of the outstanding shares of Preferred Stock. At December 31, 2002, the conversion ratio for Series A, B, C and D Preferred Stock is 1:2, 1:1, 1:1 and 1:1, respectively.

Preferred stock warrants

In February 2001, in conjunction with a capital equipment lease line, as described in Note 5, the Company granted a warrant to the lender to purchase 25,000 shares of Series D preferred stock at $2.00 per share, expiring on February 9, 2011. The fair value of this warrant was insignificant at the date of grant was not material to the financial statements. At December 31, 2002, this warrant has not been exercised.

7.	Common Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 55,000,000 shares of $0.0001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. As of December 31, 2002 and 2001 there were no shares of common subject to repurchase by the Company.

Common stock options granted to nonemployees

In consideration for public relationship services rendered by certain consultants, in September 2002, the Company granted fully vested options to purchase 15,000 shares of common stock at $0.05 per share, expiring in September 2007. The fair value of these options at the date of grant was not material to the financial statements.

8.	Stock Option Plans

The Company adopted the 2000 Stock Option Plan, which includes the previously adopted 1995 Stock Option Plan (the “Plans”) provide for the granting of stock options to employees and consultants of the Company. Options granted under the Plans may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The Company has reserved 18,700,000 shares of common stock for issuance under the Plans.

Options under the Plans may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Generally, options granted under the Plans are exercisable for a period of ten years after the date of grant, and vest over four years.

Stock Option Cancellation and Exchange Program

In October 2002, the Company offered a Stock Option Cancellation and Exchange Program (the “Program”). The Program offered current Company employees with stock options granted under the Plans the opportunity to cancel certain unexercised granted options in exchange for the Company’s promise to grant replacement options at an exercise price equal to the deemed fair value of the Company’s common stock at a grant date determined by the Board of Directors but not earlier than six months and one day after the closing participation date of the Program. The Program resulted in the cancellation of approximately 10,344,000 options at a weighted average exercise price of $0.345 per share. To date, the grant date to replace these canceled options has not been determined by the Board of Directors.

The following table summarizes option activity under the Plans (in thousands, except for weighted average exercise price):

	Outstanding Shares
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2000	7,531	12,129	$0.42
Granted	(3,998)	3,998	0.23
Exercised	—	(23)	0.44
Cancelled	1,987	(1,987)	0.41

Balance at December 31, 2001	5,520	14,117	0.36
Reduction in authorized shares	(1,500)	—	—
Granted	(1,688)	1,688	0.07
Exercised	—	(16)	0.10
Cancelled	12,030	(12,030)	0.10

Balance at December 31, 2002	14,362	3,759	$0.23

	Options Outstanding at December 31, 2002			Options Exercisable at December 31, 2002
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
	(in thousands)			(in thousands)
$0.01 – $0.25	2,393	8.89	$0.10	890	$0.10
0.40 – 0.75	1,366	7.63	0.42	966	0.51

	3,759	8.43	$0.23	1,856	$0.31

At December 31, 2001, 6,410,000 options were exercisable at weighted average exercise price of $0.42.

9.	Restructuring Charge

In September 2001, the Company adopted a restructuring plan (the “Plan”) of its current business operations. The Plan resulted in a workforce reduction of 37 employees or approximately 47% of the workforce through severance programs and the adoption of a revised business plan. In conjunction with the severance programs, the Company recognized, in fiscal year 2001, a pre-tax restructuring charge of approximately $429,000 of which $416,000 was paid in 2001. The remaining balance of $13,000 was paid in 2002. The Company also has moved from a direct sales structure to the use of distributors and value-added resellers for the distribution of their product.

10.	Subsequent Events (Unaudited)

On June 5, 2003, Tarantella, Inc., a California corporation (“Tarantella”), completed the acquisition of the Company, in a merger of a wholly owned subsidiary of Tarantella (“Merger Sub”) with and into the Company, pursuant to an Agreement and Plan of Reorganization (the “Agreement”), dated May 29, 2003, by and among Tarantella, Merger Sub and the Company. Pursuant to the Agreement, Tarantella issued a total of 1,592,000 newly issued shares of Tarantella common stock (calculated after giving effect to Tarantella’s 1-for-5 reverse stock split to be effected on June 6, 2003) in exchange for all of the outstanding shares of New Moon Systems and to fulfill certain obligations to the former employees of New Moon Systems. The New Moon Systems shareholders shall also receive a minimum cash earnout of approximately $1.8 million over a period from January 1, 2004 to December 31, 2006 based on a royalty of 30% of New Moon Systems product revenues, net of direct costs. After the shareholders have been paid the minimum earnout, they would be entitled to an additional royalty of 15% of New Moon Systems product revenues, net of direct costs, during this period.

New Moon Systems Inc.

Unaudited Condensed Balance Sheets

	March 31,
	2003	2002
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$2,831	$5,318
Short-term investments	1,897	7,221
Accounts receivable, net of allowance for doubtful accounts of $120 and $0 at March 31, 2003 and 2002	94	127
Prepaid expenses and other current assets	187	257

Total current assets	5,009	12,923

Property and equipment, net	223	781
Other assets	25	175

Total assets	$5,257	$13,879

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$339	$245
Accrued liabilities	368	460
Deferred revenue	143	108
Capital lease obligation, current portion	325	329

Total current liabilities	1,175	1,142

Capital lease obligation, net of current portion	4	274

Total long-term liabilities	4	274

Redeemable convertible preferred stock, $0.0001 par value; 24,285 shares authorized at March 31, 2003 and 2002; 22,273 issued and outstanding at March 31, 2003 and 2002	56,641	56,641

Shareholders’ deficit:
Common stock, $0.0001 par value; 55,000 shares authorized; 10,154 and 10,138 shares issued and outstanding at March 31, 2003 and 2002	1	1
Additional paid-in capital	6,776	6,774
Accumulated other comprehensive loss	—	(4)
Accumulated deficit	(59,340)	(50,949)

Total shareholders’ deficit	(52,563)	(44,178)

Total liabilities, redeemable convertible preferred stock and shareholders’ deficit	$5,257	$13,879

See accompanying notes to unaudited condensed financial statements

New Moon Systems Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2003	2002
(In thousands)
Revenues:
License fees	$108	$7
Maintenance and services	24	13

Total revenues	132	20

Cost of revenues:
License fees	11	—
Maintenance and services	1	3

Total cost of revenues	12	3

Gross profit	120	17

Operating expenses:
Research and development	689	1,318
Sales and marketing	1,074	1,011
General and administrative	305	538

Total operating expenses	2,068	2,867

Loss from operations	(1,948)	(2,850)

Other income (expense):
Interest income and other income	21	84
Interest expense	(11)	(23)

Total other income, net	10	61

Loss before income taxes	(1,938)	(2,789)

Income tax expense	1	1

Net loss	(1,939)	(2,790)
Other comprehensive loss:
Unrealized loss on short-term investments	—	(14)

Total other comprehensive loss	—	(14)

Comprehensive loss	$(1,939)	$(2,804)

See accompanying notes to unaudited condensed financial statements

New Moon Systems Inc.

Unaudited Condensed Statements of Cash Flows

	Three months ended March 31,
	2003	2002
(in thousands)
Cash flows from operating activities:
Net loss	$(1,939)	$(2,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	121	169
Changes in current assets and liabilities:
Accounts receivable	170	(56)
Prepaid expenses and other current assets	(47)	(11)
Accounts payable	50	123
Accrued liabilities	(55)	53
Deferred revenue	2	47

Net cash used in operating activities	(1,698)	(2,465)
Cash flows from investing activities:
Net proceeds from sale of short-term investments	1,027	2,094
Purchase of property and equipment	(7)	(68)
Loss on sale on investments	—	(14)

Net cash provided by investing activities	1,020	2,012
Cash flows from financing activities:
Principal payments on equipment lease line and capital lease obligations	(72)	(90)

Net cash used in financing activities	(72)	(90)

Net decrease in cash and cash equivalents	(750)	(543)
Cash and cash equivalents at the beginning of period	3,581	5,861

Cash and cash equivalents at end of period	$2,831	$5,318

Supplemental cash flow information:
Cash paid for interest	$11	$23

See accompanying notes to unaudited condensed financial statements.

New Moon Systems Inc.

Notes to Unaudited Condensed

Financial Statements

1.	Basis of presentation

New Moon Systems Inc. (the “Company”) was incorporated in California on January 26, 1995. The Company is engaged in developing a software that enables multiple local desktop personal computers to run remote server-based software without incurring the attendant costs and maintenance applications resulting from a software that resides locally.

Prior to year 2002, the Company had been in development stage engaged primarily in raising capital and performing research and development, product development and marketing activities.

The accompanying condensed financial statements of New Moon Systems Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, the accompanying unaudited condensed balance sheets, statements of operations and statements of cash flows include all material adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of its financial condition and results of operations as of and for the interim periods presented. The interim results presented are not necessarily indicative of results to be expected for a full year or any future period. The unaudited condensed financial statements contained herein should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2002, included elsewhere in this Form 8-K/A.

2.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Comprehensive loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period, resulting from transactions and other events and circumstances from non-owner sources and recorded directly to the shareholder’ deficit. To date, the difference between the net loss and comprehensive loss has been due to unrealized gains (losses) on available-for-sale securities.

4.	Restructuring Charge

In September 2001, the Company adopted a restructuring plan (the “Plan”) of its current business operations. The Plan resulted in a workforce reduction of 37 employees or approximately 47% of the workforce through severance programs and the adoption of a revised business plan. In conjunction with the severance programs, the Company recognized, in fiscal year 2001, a pre-tax restructuring charge of approximately $429,000 of which $416,000 was paid in 2001. The remaining balance of $13,000 was paid in 2002. The Company also has moved from a direct sales structure to the use of distributors and value added resellers for the distribution of their product.

5.	Subsequent Events

On June 5, 2003, Tarantella, Inc., a California corporation (“Tarantella”), completed the acquisition of the Company, in a merger of a wholly owned subsidiary of Tarantella (“Merger Sub”) with and into the Company, pursuant to an Agreement and Plan of Reorganization (the “Agreement”), dated May 29, 2003, by and among Tarantella, Merger Sub and the Company. Pursuant to the Agreement, Tarantella issued a total of 1,592,000 newly issued shares of Tarantella common stock valued at $3.6 million (calculated after giving effect to Tarantella’s 1-for-5 reverse stock split effected on June 6, 2003) in exchange for all of the outstanding shares of the Company and to fulfill certain obligations to the former employees of New Moon Systems. The New Moon Systems shareholders shall also receive a minimum cash earnout of approximately $1.8 million over a period from January 1, 2004 to December 31, 2006 based on a royalty of 30% of New Moon Systems product revenues, net of direct costs. After the shareholders have been paid the minimum earnout, they would be entitled to an additional royalty of 15% of New Moon Systems product revenues, net of direct costs, during this period.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Year ended September 30, 2002 Tarantella	Year ended December 31, 2002 New Moon Systems	Pro Forma Adjustments (Note 3)	Pro Forma Combined
Net revenues:
Licenses	$11,354	$273		$11,627
Services	2,866	127		2,993

Total net revenues	14,220	400	—	14,620

Cost of revenues:
Licenses	327	35	$473 (a)	835
Services	1,172	28		1,200

Total cost of revenues	1,499	63	473	2,035

Gross margin	12,721	337	(473)	12,585

Operating expenses:
Research and development	5,641	4,439		10,080
Selling, general and administrative	19,564	5,292		24,856
Restructuring charge	2,299	—		2,299

Total operating expenses	27,504	9,731	—	37,235

Operating loss	(14,783)	(9,394)	(473)	(24,650)

Other income (expense):
Interest income, net	518	353		871
Other income (expense), net	3,451	(201)		3,250
Loss on Caldera transaction	(2,443)	—		(2,443)
Loss of equity in Caldera investment	(4,010)	—		(4,010)

Total other income (expense)	(2,484)	152	—	(2,332)

Loss before income taxes	(17,267)	(9,242)	(473)	(26,982)

Income tax benefit	(1,076)	—		(1,076)

Net loss	$(16,191)	$(9,242)	$(473)	$(25,906)

Loss per share:
Basic and diluted	$(2.00)			$(2.67)
Shares used in loss per share calculation:
Basic and diluted (1)	8,096		1,592 (b)	9,688

(1)	Shares used in loss per share calculation is after one-for-five reverse stock split which occurred on June 6, 2003.

See accompanying notes to unaudited proforma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Nine Months Ended June 30, 2003
	Tarantella	New Moon Systems	Pro Forma Adjustments (Note 3)	Pro Forma Combined
Net revenues:
Licenses	$8,996	$213		$9,209
Services	1,931	68		1,999

Total net revenues	10,927	281	—	11,208

Cost of revenues:
Licenses	124	9	$355 (a)	488
Services	854	6		860

Total cost of revenues	978	15	355	1,348

Gross margin	9,949	266	(355)	9,860

Operating expenses:
Research and development	2,955	1,812		4,767
Selling, general and administrative	10,709	4,112		14,821
Restructuring charge	1,248	579		1,827

Total operating expenses	14,912	6,503	—	21,415

Operating loss	(4,963)	(6,237)	(355)	(11,555)

Other income (expense):
Interest income, net	50	93		143
Other expense, net	(69)	(66)		(135)

Total other income (expense)	(19)	27	—	8

Loss before income taxes	(4,982)	(6,210)	(355)	(11,547)

Income tax expense	280	1		281

Net loss	$(5,262)	$(6,211)	$(355)	$(11,828)

Loss per share:
Basic and diluted	$(0.63)			$(1.18)
Shares used in loss per share calculation:
Basic and diluted (1)	8,403		1,592 (b)	9,995

(1)	Shares used in loss per share calculation is after one-for-five reverse stock split which occurred on June 6, 2003.

See accompanying notes to unaudited proforma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On June 5, 2003, Tarantella, Inc., a California corporation (“Tarantella” or the “Registrant”), completed the acquisition of New Moon Systems Inc., a privately-held California corporation (“New Moon Systems”), in a merger of a wholly owned subsidiary of Tarantella (“Merger Sub”) with and into New Moon Systems, pursuant to an Agreement and Plan of Reorganization (the “Agreement”), dated May 29, 2003, by and among Tarantella, Merger Sub and New Moon Systems. Pursuant to the Agreement, Tarantella issued a total of 1,592,000 newly issued shares of Tarantella common stock valued at $3.6 million (calculated after giving effect to Tarantella’s 1-for-5 reverse stock split effected on June 6, 2003) in exchange for all of the outstanding shares of New Moon Systems and to satisfy its obligations to the former employees of New Moon Systems. The New Moon Systems shareholders shall also receive a minimum cash earnout of approximately $1.8 million over a period from January 1, 2004 to December 31, 2006 based on a royalty of 30% of New Moon Systems product revenues, net of direct costs. After the shareholders have been paid the minimum earnout, they would be entitled to an additional royalty of 15% of New Moon Systems product revenues, net of direct costs, during this period.

Tarantella has valued the transaction using the average closing price of its shares from two days before through two days after May 29, 2003, inclusive. The total purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date.

Tarantella and New Moon Systems employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Tarantella and New Moon Systems have been made.

Note 2—Pro Forma Adjustments and Assumptions

The unaudited pro forma financial information reflects a total estimated purchase price for New Moon Systems of $5.8 million as follows (in thousands):

Purchase price:

Fair Value of Tarantella common stock issued	$3,614
Minimum cash earnout	1,784
Acquisition costs	300

Total consideration	$5,698

Under the purchase method of accounting, the estimated total preliminary purchase price is allocated to New Moon System’s net tangible and intangible assets based upon their estimated fair market value as of the date of acquisition, June 5, 2003. The allocation of the purchase price to goodwill and intangibles is subject to change and is based upon an independent, third-party appraisal and management’s estimates as follows (in thousands):

Allocation of purchase price

Net tangible assets acquired
Assets
Cash and cash equivalents	$3,323
Trade receivables, net	110
Prepaids and other current assets	91
Property and equipment, net	145

Total assets	3,669

Liabilities
Trade payables	435
Accrued expenses and other current liabilities	949
Deferred revenues	112
Capital lease obligations	259

Total liabilities	1,755

Net tangible assets acquired	1,914

Intangible assets acquired
Developed technology	500
Patents/core technology	700
Customer base	20
Trade name/Trademark	200

Total intangible assets acquired	1,420

Goodwill	2,364

Total purchase price	$5,698

Net tangible assets acquired as of June 5, 2003 of approximately $1.9 million represent the net tangible assets of New Moon Systems. A portion of the purchase price has been allocated to identifiable intangible assets. The income approach, which includes an analysis of cash flows and risks associated with achieving such cash flows, was used to estimate the fair value of the New Moon Systems Existing Technology and Subscription/Maintenance Agreements. The Royalty Savings Approach, which estimates the value of an asset by capitalizing the royalties saved because the company owns the asset, was used to estimate the fair value of the New Moon Systems Patents/Core Technology and Trade Name/Trademarks. The Cost Approach, which uses the concept of replacement cost as an indicator of fair value, was used to estimate the fair value of the New Moon Systems Value-Added Reseller (“VAR”) Relationships.

The residual purchase price of $2.4 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill relating to the New Moon Systems acquisition is not being amortized and will be carried at cost and tested for impairment annually and whenever events indicate that an impairment may have occurred.

The unaudited pro forma combined consolidated financial information gives effect of the acquisition of New Moon Systems by Tarantella under the purchase method of accounting. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2003 and the year ended September 30, 2002 are presented as if the acquisition had occurred on October 1, 2002 and October 1, 2001, respectively.

Tarantella’s fiscal year end is September 30, while New Moon Systems fiscal year end is December 31. Accordingly, the unaudited pro forma combined consolidated statement of operations combine the historical results of operations of Tarantella Company for the year ended September 30, 2002 with the historical results of operations for New Moon Systems for the year ended December 31, 2002. The unaudited pro forma combined consolidated statement of operations for the nine months ended June 30, 2003 represent the historical operations of Tarantella for that period, with the historical operations for New Moon Systems from October 1, 2002 through June 5, 2003 (acquisition date). Accordingly, the historical operations of New Moon Systems for the quarter ended December 31, 2002 is included in each of the pro forma combined consolidated statements of operations. New Moon Systems revenues and net loss for the quarter ended December 31, 2002 were $0.1 million and $2.0 million, respectively.

Note 3—Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a) To record amortization of acquired intangible assets.

(b) Reflects the common stock issued in connection with the acquisition.

There were no transactions between Tarantella and New Moon Systems during the periods presented.

Based on the finalization of integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma condensed combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Note 4—Unaudited Pro Forma Combined Loss Per Common Share

Basic and diluted unaudited pro forma loss per common share is calculated based on the issuance of 1,592,000 newly issued shares of Tarantella common stock (calculated after giving effect to Tarantella’s 1-for-5 reverse stock split that was effected on June 6, 2003) for the acquisition of New Moon Systems. The computation of diluted loss per common share for the nine months ended June 30, 2003 and for the year ended September 30, 2002 does not include outstanding options of 0.8 million and 0.7 million, respectively, because inclusion of such options would have been anti-dilutive.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARANTELLA, INC.

By:	/s/ JOHN M. GREELEY
John M. Greeley Vice President, Chief Financial Officer

April 2, 2004

By:	/s/ JENNY TWADDLE
Jenny Twaddle Vice President, Corporate Controller

April 2, 2004

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Reorganization by and among Tarantella, Inc., Tarantella Acquisition Corporation and New Moon Systems Inc. dated May 29, 2003. (1)

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

(1)	Incorporated by reference to the Form 8-K filed on June 9, 2003.